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                                                                   Exhibit 10.18



                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT is made in Hamilton, Bermuda and is dated as of February 24, 1999, by and between Global Markets Access Ltd., a Bermuda corporation (the "Company"), Global Markets Guaranty Ltd., a wholly-owned subsidiary of the Company organized under the laws of Bermuda to provide financial guaranty insurance and reinsurance (the "Operating Company"), and James G. Jachym (the "Employee").

                               W I T N E S S E T H

                  WHEREAS, the Company is contemplating an initial public offering and/or a private placement of its common shares (the "IPO"); and

                  WHEREAS, the Company and the Operating Company desire that the Employee serve as Managing Principal of the Company and the Operating Company and the Employee is willing to serve in such capacities.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

Section 1.        Employment.

                  Effective as of February 24, 1999, the Company and the Operating Company will employ the Employee and the Employee will perform services for the Company and the Operating Company on the terms and conditions set forth in this Agreement and for the period ("Term of Employment") specified in Section 3 hereof.

Section 2.        Duties.

                  The Employee, during the Term of Employment, shall serve the Company as its Managing Principal. The Employee shall also serve as Managing Principal of the Operating Company. The Employee shall be based at the Operating Company's headquarters in Bermuda, other than for periodic travel in the ordinary course of business. The Employee shall have such duties and responsibilities as are assigned to him by the Boards of Directors of the Company and the Operating Company commensurate with his positions with the Company and the Operating Company, and shall perform such duties and responsibilities in each case in such a manner that neither the Company nor the Operating Company would be deemed to be conducting trade or business in the United States for purposes of the United States Internal Revenue Code of 1986, as amended.

                  The Employee shall perform his duties hereunder faithfully and to the best of his abilities and in furtherance of the business of the Company and the Operating Company, and shall devote his full business time, energy, attention and skill to the business of the Company and the Operating Company and to the promotion of its interests except as otherwise agreed by the Company and the Operating Company.
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                  The Employee warrants and represents that he is free to enter into this Agreement and is not restricted by any prior or existing agreement and the Company and the Operating Company may rely on such representation in entering into this Agreement.

Section 3.        Term of Employment.

                  The initial Term of Employment under this Agreement shall be the period commencing on February 24, 1999 and ending on the third anniversary of the IPO. At the end of the initial Term of Employment, and on each anniversary thereof, the Term of Employment shall automatically be extended for one additional year, unless the Company and the Operating Company, collectively, or the Employee shall have given at least three months advance written notice to the other that it does not wish to extend this Agreement.

Section 4.        Salary.

                  The Employee shall receive, as compensation for his duties and obligations to the Company and the Operating Company, a salary at the annual rate of BD$300,000, payable by the Operating Company in substantially equal installments in accordance with the Operating Company's payroll practice; however, no salary shall become payable to the Employee until consummation of the IPO. During the Term of Employment, all salary or consulting payments paid to the Employee by ACA Financial Guaranty Corporation or Inter-Atlantic Securities Corporation or their affiliates shall be credited against salary due to the Employee under this Employment Agreement. It is agreed between the parties that the Company shall review the Employee's base annual salary annually and in light of such review may, in the discretion of the Board of Directors of the Company, increase such base annual salary taking into account any change in the Employee's responsibilities, increases in the cost of living, performance by the Employee and other pertinent factors.

Section 5.        Bonus.

                  During the Term of Employment, the Employee shall, subject to and effective upon the consummation of the IPO, participate in the Company's Incentive Compensation Plan, the terms of such Plan to be determined by the Compensation Committee for approval by the Company's Board of Directors, and shall be eligible for an annual cash bonus based on performance targets as determined in accordance with the terms of any such plan.

Section 6.        Options.

                  (a) Initial Options. The Company shall grant to the Employee, subject to and effective as of the consummation of the IPO, options (the "Initial Options") to purchase at a price per share equal to the price per share in the IPO, 100,000 common shares of the Company (the "Common Shares"). Thirty three and one-thirds percent (33 1/3%) of the Initial Options shall become exercisable on the first anniversary of the IPO, 33 1/3% of the Initial Options shall become exercisable on the second anniversary of the IPO, and an additional 33 1/3% of the Initial Options shall become exercisable on the third anniversary thereof. The terms of the Initial Options shall be governed by the terms of the Company's Initial Stock Option Plan.

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                  (b) Other Options. During the Term of Employment, the Employee
shall, subject to the consummation of the IPO, be eligible to be granted options (in addition to the Initial Options) to purchase Common Shares at such price and subject to such terms as provided by the Company's Initial Stock Option Plan, in the sole discretion of the Board of Directors of the Company.

Section 7.        Employee Benefits.

                  During the Term of Employment, the Employee shall, effective upon the consummation of the IPO, be entitled to participate in all employee benefit programs of the Company and the Operating Company, as such programs may be in effect from time to time, including without limitation, pension and other retirement plans, profit sharing plans, group life insurance, accidental death and dismemberment insurance, hospitalization, surgical and major medical coverage, sick leave (including salary continuation arrangements), long term disability, holidays and vacations.

Section 8.        Business Expenses.

                  All reasonable travel and other expenses incidental to the rendering of services by the Employee hereunder shall be paid by the Operating Company and if expenses are paid in the first instance by the Employee, the Operating Company will reimburse him therefor upon presentation of proper invoices; subject in each case to compliance with the Operating Company's reimbursement policies and procedures.

Section 9.        Housing and Travel Expenses.

                  During the Term of Employment, the Operating Company shall, effective upon consummation of the IPO, provide to the Employee the sum of BD$10,000 monthly as an allowance to cover the expenses of housing in Bermuda and for his personal travel to and from Bermuda.

Section 10.       Vacations and Sick Leave.

                  During the Term of Employment, the Employee shall be entitled to reasonable vacation and reasonable sick leave each year, in accordance with policies of the Company and the Operating Company, as determined by their respective Boards of Directors, provided, however, that the Employee shall be entitled to a minimum of four weeks vacation per year.

Section 11.       Termination.

                  (a) In the event of Serious Cause, as defined below, the Company and the Operating Company may terminate the Employee's employment and the Term of Employment hereunder immediately upon written notice of such termination stating the Serious Cause upon which the Company and the Operating Company are basing such termination.

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                  "Serious Cause" shall mean (i) the willful and continued
failure by the Employee to perform substantially his duties hereunder, other than by reasons of health, for a period of more than 30 days after demand for substantial performance has been delivered by the Company and the Operating Company that identifies the manner in which the Company and the Operating Company believe the Employee has not performed his duties, (ii) the Employee shall have been indicted by any federal, state or local authority in any jurisdiction for, or shall have pleaded guilty or nolo contendere to, an act constituting a felony, (iii) the Employee shall have habitually abused any substance (such as narcotics or alcohol), or (iv) the Employee shall have (A) engaged in acts of fraud, material dishonesty or gross misconduct in connection with the business of the Company and the Operating Company or (B) committed a material breach of this Agreement.

                  (b) The Employee may terminate his employment and the Term of Employment hereunder in the event of Good Reason, as defined below, upon 30 days' prior written notice of such termination stating the Good Reason upon which the Employee is basing such termination.

                  "Good Reason" shall mean (i) a substantial reduction in the Employee's salary, (ii) the demotion of the Employee, (iii) a material reduction of the Employee's duties hereunder, or (iv) a material breach of this Agreement by the Company and the Operating Company.

                  (c) In the event of termination of the Employee's employment and the Term of Employment hereunder by the Company and the Operating Company for Serious Cause or by the Employee without Good Reason, the Employee shall forfeit all bonus amounts for the then current fiscal year, and the Operating Company shall be liable to the Employee only for (i) any accrued but unpaid salary, (ii) any accrued but unpaid bonus from a prior fiscal year, and (iii) reimbursement of business expenses incurred prior to the date of termination.

                  (d) In the event of the death, retirement or disability of the Employee, the Employee's employment and Term of Employment hereunder shall be terminated as of the date of such death, retirement or disability and the Operating Company shall pay the Employee, or the Employee's estate or legal representative, as appropriate, (i) any accrued but unpaid salary, (ii) any earned but unpaid bonus from a prior fiscal year, (iii) reimbursement of business expenses incurred prior to the date of termination, (iv) travel and housing allowances under Section 9 for six months after the date of termination, and (v) reasonable relocation expenses from Bermuda to the United States. The date of the Employee's disability shall be deemed to be the last day of the sixth month period of time during which the Employee has been unable to carry out his position as provided below.

                  "Disability" shall mean the Employee's inability, for reasons of health, to carry out the functions of his position for a total of 6 months during any 12 month period of this Agreement. "Retirement" shall mean retirement from employment upon attaining age 65 or such earlier age agreed to by the Company and the Operating Company.

                  In addition, in the event of the Employee's death, retirement or disability, if the Company's Common Shares are not then publicly traded, the Company shall, after giving written notice to the Employee, the Employee's estate or legal representative, whichever is appropriate,

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have the right to require the sale to the Company of any or all of the Common
Shares of the Company owned by the Employee within six (6) months of death, retirement or disability; and the Employee, the Employee's estate or legal representative, whichever is appropriate, shall have the right to, after giving written notice to the Company, sell any or all of the Employee's Common Shares to the Company within twelve (12) months after death or within six (6) months after retirement or disability. The rights provided for in this paragraph shall be exercised by serving written notice of the intention to buy or sell, as the case may be, to the other party. The price at which any such transfer shall be effected shall be equal to the appraised value of the Common Shares, in each case measured as of the date of termination. The appraised value formula of evaluation will be agreed upon by June 1, 1999 if the Company is not then publicly traded. Payment for either such transaction shall occur no later than sixty (60) days after effective notice is given pursuant to Section 20 of this Agreement, or, if later, no more than thirty (30) days after the appraised value is finally determined.

                  (e) If the Company and the Operating Company should terminate the Employee's employment and the Term of Employment hereunder without Serious Cause or if the Employee should terminate his employment and the Term of Employment hereunder for Good Reason, the Operating Company shall continue to pay the Employee his base salary for a period of 18 months from such termination. In addition, the Employee shall be entitled to (i) any accrued but unpaid salary, (ii) any earned but unpaid bonus from a prior fiscal year, (iii) reimbursement of business expenses incurred prior to the date of termination,
(iv) travel and housing allowances under Section 9 for six months after the date of termination, and (v) reasonable relocation expenses from Bermuda to the United States.

                  (f) In the event of the liquidation of the Company or the Operating Company or in the event that the Board of Directors elects to discontinue permanently operating the Company or the Operating Company, the Employee's employment and the Term of Employment hereunder shall be terminated as of the date of such liquidation or discontinuance, and the Operating Company shall pay the Employee within 30 days of the day liquidation or discontinuance is determined (i) any accrued but unpaid salary, (ii) any earned but unpaid bonus from a prior fiscal year, (iii) unreimbursed business expenses incurred prior to the date of termination, (iv) travel and housing allowances under
Section 9 for two months after the date of termination, and (v) reasonable relocation expenses from Bermuda to the United States. In addition, the Employee shall be entitled to receive one year's base salary from the date on which the Employee's employment is terminated.

                  (g) Notwithstanding any other provision of this Agreement, until the IPO is consummated, either the Employee or the Company may terminate the Employee's employment and the Term of Employment hereunder upon 30 days' written notice to the other, in which event the Company shall be liable to the Employee only for reimbursement of business expenses incurred prior to the date of termination.

Section 12.       Change of Control.

                  (a) Notwithstanding any other provision contained herein, the Employee's Initial Options and other options issued under the Company's share option plans that are not then exercisable shall become exercisable (and be deemed to be vested) on the date on which a

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Change of Control (as defined below) of the Company occurs. In addition, restricted Common Shares granted under any other of the Company's share option plans shall immediately vest upon a Change of Control of the Company.

                  (b) If (i) the employment of the Employee is terminated by the Company (or successor thereto) without Serious Cause or (ii) the Employee terminates employment with the Company (or successor thereto) for Good Reason, in each case within the period commencing on the date that a Change of Control is formally proposed to the Company's Board of Directors and ending on the first anniversary of the date on which such Change of Control occurs, then the Employee shall be entitled to receive within 30 days of such termination (in lieu of the benefits described in Section 11): (1) any accrued but unpaid salary, (2) a lump sum payment equal to two times such Employee's annual base salary as of the date of termination, (3) any accrued but unpaid bonus from a prior fiscal year, (4) reimbursement of business expenses incurred prior to the date of termination, (5) travel and housing allowances under Section 9 for one year following the date of termination, (6) reasonable relocation expenses from Bermuda to the United States, together with (7) a gross up of any excise taxes payable by the Employee by reason of such payments occurring in connection with a Change of Control.

                  The Employee shall not be entitled to any benefits or other entitlements under this section unless a Change of Control actually occurs.

                  (c) A "Change of Control" of the Company shall be deemed to have occurred if, following consummation of the IPO (i) any "person" as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); (ii) during any period of not more than two years, individuals who constitute the Board of Directors of the Company (the "Board") as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the shareholders of the Company approve a merger, consolidation or reorganization or a court of competent jurisdiction approves a scheme of arrangement of the Company, other than a merger, consolidation, reorganization or scheme of arrangement which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 40% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, reorganization or

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scheme of arrangement; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale of substantially all of the Company's assets.

                  (d) The provisions of this Section 12 shall only apply following the consummation of an IPO.

Section 13.       Agreement Not to Compete.

                  (a) The Employee hereby covenants and agrees that at no time during the Term of Employment nor for a period of one year immediately following the termination of the Employee's employment for any reason, will he for himself or on behalf of any other person, partnership, company or corporation, directly or indirectly, acquire any financial or beneficial interest in (except as provided in the next sentence), provide consulting or other services to, be employed by, or own, manage, operate or control any entity engaged in the financial guaranty insurance or reinsurance business similar to the business engaged in by the Company or the Operating Company at the time of such termination of employment. Notwithstanding the preceding sentence, the Employee shall not be prohibited from owning less than one (1%) percent of any publicly traded corporation, whether or not such corporation is in competition with the Company or the Operating Company.

                  (b) The Employee hereby covenants and agrees that, at all times during the Term of Employment and for a period of two years immediately following the termination thereof, the Employee shall not directly or indirectly employ or seek to employ any person or entity employed at that time by the Company or any of its subsidiaries, or otherwise encourage or entice such person or entity to leave such employment.

                  (c) This Section 13 shall be null and void if the Board of Directors elects to discontinue permanently the Company's operations or if the IPO has not been consummated by March 31, 1999.

Section 14.       Confidential Information.

                  The Employee agrees to keep secret and retain in the strictest confidence all confidential matters which relate to the Company or any affiliate of the Company, including, without limitation, customer lists, client lists, trade secrets, business plans, financial models, pricing policies and other business affairs of the Company and any affiliate of the Company learned by him from the Company or any such affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside the Company or any of its affiliates, whether during or after his period of service with the Company, except as may be required in the course of a legal or governmental proceeding. Upon request by the Company, the Employee agrees to deliver promptly to the Company upon termination of his services for the Company, or at any time thereafter as the Company may request, all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to the Company's or any affiliate's business and all property of the Company or any affiliate associated therewith, which he may then possess or have under his control.

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Section 15.       Remedy.

                  (a) Should the Employee engage in or perform, either directly or indirectly, any of the acts prohibited by Sections 13 or 14 hereof, it is agreed that the Company shall be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining the Employee and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedy available to the Company shall not be deemed to limit or prevent the exercise by the Company of any or all further rights and remedies which may be available to the Company hereunder or at law or in equity.

                  (b) The Employee acknowledges and agrees that the covenants contained in this Agreement are fair and reasonable in light of the consideration paid hereunder, and the invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof. If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction, the Employee shall negotiate in good faith to provide the Company with protection as nearly equivalent to that found to be invalid or unenforceable and if any such provision shall be so determined to be invalid or unenforceable by reason of the duration or geographical scope of the covenants contained therein, such duration or geographical scope, or both, shall be considered to be reduced to a duration or geographical scope to the extent necessary to cure such invalidity.

Section 16.       Indemnification.

                  The Company and the Operating Company will indemnify the Employee (and his legal representatives or other successors) to the fullest extent permitted by the laws of the Islands of Bermuda and in accordance with the terms of the Company's and the Operating Company's respective Bye-Laws, and the Employee shall be entitled to the protection of any insurance policies the Company or the Operating Company may elect to maintain generally for the benefit of their directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by the Employee or his legal representatives in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been a director or officer of the Company or the Operating Company.

Section 17.       Successors and Assigns.

                  This Agreement shall be binding upon and inure to the benefit of the Employee, his heirs, executors, administrators and beneficiaries, and the Company, the Operating Company and their successors and assigns.

Section 18.       Governing Law.

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Islands of Bermuda, without reference to rules relating to conflicts of law.

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Section 19.       Entire Agreement.

                  This Agreement constitutes the full and complete understanding and agreement of the parties and supersedes all prior understandings and agreements as to employment of the Employee. This Agreement cannot be amended, changed, modified or terminated without the written consent of the parties hereto.

Section 20.       Waiver of Breach.

                  The waiver by either party of a breach of any term of this Agreement shall not operate nor be construed as a waiver of any subsequent breach thereof.

Section 21.       Notices.

                  Any notice, report, request or other communication given under this Agreement shall be written and shall be effective upon delivery when delivered personally, by Federal Express or by fax.

                  Unless otherwise notified by any of the parties, notices shall be sent to the parties as follows:

         To Employee:                                James G. Jachym

                                                     --------------------------

                                                     --------------------------

                                                     --------------------------


         To the
         Company:                                    Global Markets Access Ltd.
                                                     Cumberland House
                                                     1 Victoria Street
                                                     Hamilton, HM AX, Bermuda

Section 22.       Severability.

                  If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

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Section 23.       Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as on the day and year first above written.



                                            By:/s/ James G. Jachym
                                               --------------------------------
                                               James G. Jachym


                                            GLOBAL MARKETS ACCESS LTD.



                                            By:/s/ Donald J. Matthews
                                               --------------------------------
                                               Donald J. Matthews
                                               Chief Executive Officer


                                               GLOBAL MARKETS GUARANTY LTD.



                                            By:/s/ Donald J. Matthews
                                               --------------------------------
                                               Donald J. Matthews
                                               Chief Executive Officer

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